AGREEMENT AND PLAN OF MERGER BY AND AMONG CARDINAL INTEGRATED, LLC CARDINAL GROUP INTEGRATED, INC. AND KELLWOOD COMPANY February 10, 2008

TABLE OF CONTENTS

Article I DEFINITIONS & INTERPRETATIONS	2
1.1 Certain Definitions	2
1.2 Additional Definitions	4
1.3 Certain Interpretations	5
Article II THE MERGER	6
2.1 The Merger	6
2.2 The Effective Time	6
2.3 The Closing	6
2.4 Effect of the Merger	7
2.5 Certificate of Incorporation and Bylaws	7
2.6 Directors and Officers	7
2.7 Effect on Capital Stock	7
2.8 Exchange of Certificates	9
2.9 No Further Ownership Rights in Common Stock	10
2.10 Lost, Stolen or Destroyed Certificates	11
2.11 Stock Options	11
2.12 Alternative Structure	12
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	12
3.1 Organization and Standing	12
3.2 Authorization	12
3.3 Capitalization	13
3.4 Board Approval	13
Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER	13
4.1 Organization	13
4.2 Authorization	13
Article V COVENANTS	14
5.1 Debt Tender Offer	14
5.2 Access	14
5.3 The Offer	14
5.4 Certain Board Actions	15
5.5 Loan Agreement	15
5.6 Restriction on New Issuances	15
5.7 Delivery of Competing Proposal	16
Article VI ADDITIONAL AGREEMENTS	16
6.1 Company Board of Directors and Committees	16
6.2 Repurchase of Debentures	17
6.3 Top-Up Option; Restriction on Share Issuance	18
6.4 Company Stockholders’ Meeting; Short Form Merger	19
6.5 Proxy Statement	20

6.6 Indemnification and Insurance	20
6.7 Obligations of Merger Sub	22
6.8 Resignation of Directors	22
Article VII CONDITIONS TO THE MERGER	22
7.1 Conditions to Each Party’s Obligation to Effect the Merger	22
7.2 Conditions to the Obligation of Parent and Merger Sub to Effect the Merger	23
Article VIII TERMINATION	23
8.1 Termination Prior to Acceptance Time	23
8.2 Termination Before or After Acceptance Time and Prior to Effective Time	23
8.3 Notice of Termination; Effect of Termination	24
8.4 Fees and Expenses	24
Article IX GENERAL PROVISIONS	24
9.1 Effectiveness	24
9.2 No Survival of Representations and Warranties	24
9.3 Notices	24
9.4 Amendment	25
9.5 Extension; Waiver	26
9.6 Assignment	26
9.7 Entire Agreement	26
9.8 Severability	26
9.9 Third Party Beneficiaries	27
9.10 Specific Performance	27
9.11 Other Remedies	27
9.12 Governing Law	27
9.13 Consent to Jurisdiction; Service of Process	27
9.14 Waiver Of Jury Trial	28
9.15 Mutual Drafting	28
9.16 Counterparts; Facsimile Signatures	28

Exhibit A - Form Certificate of Incorporation of Surviving Corporation

Exhibit B - Form Bylaws of Surviving Corporation

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 10, 2008, by and among Cardinal Integrated, LLC, a Delaware limited liability company (“Parent”), Cardinal Group Integrated, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Kellwood Company, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Article I hereof.

W I T N E S S E T H:

WHEREAS, on January 15, 2008, Parent commenced a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the associated Series A Junior Preferred Stock purchase rights (the “Rights” and, together with the Common Stock, the “Shares”) issued pursuant to the Amended and Restated Rights Agreement, dated as of April 19, 2007, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”) for $21.00 per Share, net to the seller in cash (such amount, or any different amount per Share that may be paid pursuant to the Offer in accordance with its terms and the terms hereof, being hereinafter referred to as the “Offer Price”), without interest, upon the terms and subject to the conditions set forth in that certain Offer to Purchase filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2008 (together with the related letter of transmittal and as such documents may be amended from time to time by Parent in accordance with the terms hereof, the “Offer Documents”).

WHEREAS, the Board of Directors of the Company (the “Company Board”) determined at a meeting on January 27, 2008 that it is willing to remove all impediments to the Offer that are in the control of the Company so that the Offer may be consummated on February 12, 2008 if there is no Competing Proposal that the Company Board has determined to pursue and there has been validly tendered to Parent and not withdrawn such number of shares of Common Stock in the Offer that, when added to the shares of Common Stock already owned by Parent and its Affiliates, constitute a majority of the shares of Common Stock outstanding, determined on a Fully Diluted Basis (the “Majority Condition”);

WHEREAS, in furtherance of the acquisition of the Company by Parent, upon consummation of the Offer in accordance with its terms and conditions and the terms and conditions of this Agreement, Parent will cause the merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”), and each outstanding Share that is not tendered and accepted pursuant to the Offer will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth herein; and

WHEREAS, the respective boards of directors or equivalent governing body of Parent, Merger Sub and the Company have (i) determined that this Agreement is advisable, and (ii) approved this Agreement and the Merger, in each case on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1       Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a)       “Acceptance Time” shall mean the time of the initial acceptance for payment by Parent of Shares pursuant to the Offer.

(b)       “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

(c)       “Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are authorized or required by law or other governmental action to close.

(d)       “Company Bylaws” shall mean the bylaws of the Company, as in effect on the date hereof and as such bylaws may be amended from time to time after the date hereof.

(e)       “Company Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as amended on August 6, 1986 and August 4, 1987, and as it may be amended from time to time after the date hereof.

(f)	“Company Stockholders” shall mean the holders of Shares.

(g)       “Competing Proposal” shall mean any bona fide written proposal or offer from any person (other than Parent, Merger Sub or any of their Affiliates) relating to any direct or indirect acquisition, in one transaction or a series of transactions, to acquire all of the Company’s Common Stock or all or substantially all of the Company’s assets, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction that the Company determines in good faith is reasonably likely to be consummated and, if consummated, would be reasonably likely to have an economic benefit to the stockholders of the Company equivalent to selling their Shares at a purchase price exceeding $21.00 per share.

(h)       “Delaware Law” shall mean the DGCL and any other applicable law of the State of Delaware.

(i)        “DGCL” shall mean the General Corporation Law of the State of Delaware.

(j)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)       “Fully Diluted Basis” shall mean issued and outstanding shares of Common Stock along with shares of Common Stock subject to issuance assuming the exercise of all options, warrants, rights (other than the Rights) and convertible securities outstanding at the time of acceptance for payment of the shares of Common Stock in the Offer.

(l)        “Governmental Entity” shall mean any nation, state, province, territory, county, municipality, district or other jurisdiction of any nature, any government, any governmental or quasi-governmental authority or entity or body, department, commission, board, agency or instrumentality, and any self-regulatory organization, court, tribunal or judicial body, in each case whether federal, state, county, provincial, local or foreign.

(m)      “Indenture” means that certain Indenture, dated as of September 30, 1997, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee, under which the Company’s 7.625% 1997 Debentures due October 15, 2017 and 7.875% 1999 Debentures due July 15, 2009 were issued and are outstanding.

(n)       “Laws” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(o)       “Legal Proceeding” shall mean any action, claim (or counterclaim), suit, litigation, proceeding (public or private), criminal prosecution, audit, arbitration, mediation or investigation commenced, brought, conducted or heard by or before any court or other Governmental Entity or any arbitrator or arbitration panel.

(p)	“NYSE” shall mean The New York Stock Exchange, Inc.

(q)       “Order” shall mean any judgment, decision, decree, injunction, ruling, writ, assessment or order of any Governmental Entity that is binding on any Person or its property under applicable Laws.

(r)        “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(s)       “Representatives” shall mean, with respect to any Person, such Person’s officers, employees, accountants, auditors, consultants, legal counsel, financial advisors, prospective financing sources, Affiliates and agents and other representatives.

(t)        “Requisite Stockholder Approval” shall mean, in the event that the holdings of Common Stock by Parent and Merger Sub do not meet the threshold required by Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding Shares on the record date of the Company Stockholders’ Meeting, voting together as a class.

(u)       “Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is a general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is a managing member and has the power to direct the policies, management and affairs of such company, or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

1.2       Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Certificate of Merger	2.2
Certificates	2.8(c)
Closing	2.3
Closing Date	2.3
Common Stock	Recitals
Company	Preamble
Company Board	Recitals
Company Stockholders’ Meeting	6.4(a)
Continuing Directors	6.1(a)
D&O Insurance	6.6(c)
Debentures	6.2
Delaware Secretary of State	2.2
Dissenting Shares	2.7(c)
Effective Time	2.2

Exchange Fund	2.8(b)
Indemnified Parties	6.6(a)
Independent Directors	6.1(b)
Initial Expiration Time	5.3
Loan Agreement	5.5
Majority Condition	Recitals
Majority Notice	5.4
Maximum Annual Premium	6.6(c)
Merger	Recitals
Merger Consideration	2.7(a)
Merger Sub	Preamble
Offer	Recitals
Offer Documents	Recitals
Offer Price	Recitals
Option	2.11(a)
Option Plans	2.11(a)
Parent	Preamble
Paying Agent	2.8(a)
Payment Time	6.1(a)
Proxy Statement	6.5
Rights	Recitals
Rights Agreement	Recitals
Shares	Recitals
Short Form Merger	6.3(a)
Surviving Corporation	2.1
Top-Up Option	6.3(a)

1.3	Certain Interpretations. Unless otherwise indicated to the contrary:

(a) All references herein to Articles, Sections, Annexes, Exhibits, Schedules, clauses, or subclauses shall be deemed to refer to Articles, Sections, Annexes, Exhibits, Schedules, clauses, or subclauses of or to this Agreement, as applicable.

(b) The words “include,” “includes,” and “including” and other words of similar import when used herein shall be deemed in each case to be followed by the words “without limitation.”

(c) The words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement.

(d) The word “if” and other words of similar import shall be deemed in each case to be followed by the phrase “and only if.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

(f)  The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(g) When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(h) Any reference herein to Law (or, with respect to any statute, ordinance, code, rule or regulation, any provision thereof) shall be deemed to include reference to such Law or to such Law and any rules and regulations promulgated thereunder (or provision thereof, as applicable), including any successor thereto, respectively, as may be amended from time to time. Any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto.

(i)	Any reference herein to “dollars” or “$” shall mean United States dollars.

ARTICKE II

THE MERGER

2.1       The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation”.

2.2       The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated in accordance with Delaware Law by filing a certificate of merger (or a certificate of ownership and merger, as applicable) in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of Delaware Law (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3       The Closing. The consummation of the Merger (the “Closing”) shall take place at a closing to occur at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 E. 53rd Street, New York, NY 10022, at 10:00 a.m. (local time) on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII hereof, or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing (the date upon which the Closing shall actually occur pursuant hereto being referred to herein as the “Closing Date”).

2.4       Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5	Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.6 hereof, the Company Certificate of Incorporation shall be amended so as to read in its entirety in the form of Exhibit A hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of Delaware Law and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.6 hereof, the Company Bylaws, as in effect immediately prior to the Effective Time, shall be amended to read in their entirety in the form of Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of Delaware Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6	Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his or her respective successor is duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his or her respective successor is duly appointed.

2.7	Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(i)        Conversion of Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Common Stock cancelled pursuant to Section 2.7(a)(ii) hereof and (B) Dissenting Shares, which shall be treated as provided in Section 2.7(c) hereof) shall be canceled and extinguished and automatically converted into the right to receive $21.00 in cash, without interest thereon (the “Merger Consideration”), upon the surrender of the certificate representing such share of Common Stock in the manner provided in Section 2.8 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 hereof).

(ii)       Owned Common Stock. Each share of Common Stock owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time (whether acquired pursuant to the Offer or otherwise) shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(iii)      Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring or with a record date on or after the date hereof and prior to the Effective Time.

(c)	Statutory Rights of Appraisal.

(i)        Notwithstanding anything to the contrary set forth in this Agreement, all shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Common Stock in accordance with Section 262 of the DGCL (collectively, “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a)(i) hereof. Such Company Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Common Stock in the manner provided in Section 2.8 hereof (or Section 2.10 hereof, if applicable).

(ii)       The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Shares, and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Shares. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Shares.

2.8	Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the paying agent for the Merger (the “Paying Agent”) and, prior to the expiration of the Offer, Parent shall enter into an agreement with the Paying Agent to provide for the foregoing on terms reasonably acceptable to the Company.

(b) Exchange Fund. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, cash in the aggregate amount sufficient to pay the Merger Consideration in respect of all shares of Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 2.7(a)(ii) hereof and Dissenting Shares) (the “Exchange Fund”).

(c) Payment Procedures. As promptly as practicable following the Effective Time, Parent and Merger Sub shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates (the “Certificates”), which immediately prior to the Effective Time represented outstanding shares of Common Stock (other than shares cancelled pursuant to Section 2.7(a)(ii) hereof and Dissenting Shares) (i) a letter of transmittal in customary form and reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II, and the Certificates so surrendered shall forthwith be canceled. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of such Certificates pursuant to this Section 2.8. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II.

(d) Transfers of Ownership. In the event that a transfer of ownership of shares of Common Stock is not registered in the stock transfer books or ledger of the Company, or if Merger Consideration is to be paid in a name other than that in which the Certificates surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other taxes required by reason of the payment of Merger Consideration to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Common Stock such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)  No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates on the date that is 12 months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Common Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Common Stock evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II.

2.9       No Further Ownership Rights in Common Stock. From and after the Effective Time, all shares of Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate theretofore representing any shares of Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8 hereof. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.10     Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent or Parent, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11	Stock Options.

(a) Effective as of the Effective Time, the Company shall (i) terminate the Company’s 1995 Omnibus Incentive Stock Plan and the 1995 Stock Option for Non-Employee Directors or any predecessor plans thereto, each as amended through the date of this Agreement (collectively, the “Option Plans”), and (ii) cancel, at the Effective Time, each option to purchase shares of Common Stock granted under the Option Plans or otherwise (each, an “Option”) that is outstanding and unexercised as of such date. Each holder of an Option that is canceled pursuant to the preceding sentence shall be entitled to receive from the Surviving Corporation promptly after the Effective Time, in exchange for the cancellation of such Option, an amount in cash equal to the excess, if any, of (x) the Merger Consideration over (y) the per share exercise price of such Option, multiplied by the number of shares of Common Stock subject to such Option as of the Effective Time.

(b) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to Section 2.11(a) to any holder of Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under any provision of United States federal or state, local or foreign law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Options in respect of which such deduction and withholding was made by the Surviving Corporation.

(c) Prior to the Effective Time, the Company shall take all necessary action (i) (in accordance with that certain SEC no-action letter, dated January 12, 1999) to provide that the treatment of Options pursuant to Section 2.11(a) will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, (ii) to effect the treatment of the Option Plans and Options set forth in this Section 2.11, including obtaining any and all necessary consents and (iii) to ensure that, at the Effective Time, any rights granted to any current or former director, officer or employee of the Company or its Subsidiaries (whether granted pursuant to the Option Plans or otherwise) to receive at any time any capital stock of the Company or its Subsidiaries or a payment that is based, in whole or in part, upon the value or appreciation in value of any capital stock of the Company or its Subsidiaries has been canceled and terminated.

(d) The Company shall terminate, effective as of the date of the Change-in-Control (as defined below), the Kellwood Company 2005 Stock Plan for Non-Employee Directors and pay to each participant as soon as practicable after the Change-in-Control an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock or other units the participant is entitled to under such plan. For this purpose, a “Change-in-Control” shall occur at 12:00 midnight, Eastern time, on February 12, 2008, or at the expiration of any such other time period applicable to extensions of the Offer in accordance with the terms of the Offer and this Agreement (the “Expiration Time”) if at such time the Majority Condition is satisfied; if the Majority Condition is not satisfied at the Expiration Time, then no Change-in-Control shall occur for this purpose. The Company shall terminate, effective as of the date of the Change-in-Control (as defined above), both the Kellwood Company Deferred Compensation Plans I and II for Non-Employee Directors and the Kellwood Company Executive Deferred Compensation Plans I and II, and pay account balances in cash to each participant as soon as practicable after the Change-in-Control occurs.

2.12     ALTERNATIVE STRUCTURE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN THE EVENT THAT UPON CONSUMMATION OF THE OFFER, THE TOTAL NUMBER OF SHARES BENEFICIALLY OWNED BY MERGER SUB AND PARENT CONSTITUTES MORE THAN 50% BUT LESS THAN 80% OF THE TOTAL NUMBER OF SHARES OUTSTANDING, PARENT SHALL HAVE THE RIGHT TO RESTRUCTURE THE MERGER SUCH THAT PARENT ITSELF SHALL MERGE WITH AND INTO THE COMPANY PURSUANT TO APPLICABLE PROVISIONS OF DELAWARE LAW, WITH THE COMPANY AS THE SURVIVING CORPORATION IN THE MERGER. IN THE EVENT PARENT RESTRUCTURES THE MERGER PURSUANT TO THIS SECTION 2.12, ANY REFERENCE TO “MERGER SUB”, “PARENT AND MERGER SUB” OR “PARENT OR MERGER SUB” IN THIS AGREEMENT SHALL BE DEEMED TO REFER TO “PARENT,” AND APPLICABLE PROVISIONS OF THIS AGREEMENT SHALL BE DEEMED TO BE AMENDED MUTATIS MUTANDIS TO REFLECT THAT PARENT IS A LIMITED LIABILITY COMPANY AND NOT A CORPORATION.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1       Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. The Company has the requisite corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets.

3.2       Authorization. The Company has the requisite power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby, other than in the case of the consummation of the Merger, obtaining the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (b) is subject to general principles of equity.

3.3	Capitalization.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock and (ii) 500,000 shares of Company Preferred Stock. As of January 18, 2008: (A) 22,380,438 shares of Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 11,706,051 shares of Common Stock were held by the Company as treasury shares. Since January 18, 2008, the Company has not issued any shares of Common Stock other than pursuant to the exercise of Options.

(b) The Company has reserved 4,365,925 shares of Common Stock for issuance under the Option Plans and any other plan relating to the grant of stock options, restricted stock, deferred stock units, or other equity, equity linked or equity equivalent rights in the Company in connection with or related to the performance of services to or for Company or its Subsidiaries. As of January 18, 2008, 1,965,211 shares of Common Stock were issuable upon the exercise of outstanding Options (whether or not vested) , and since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Options.

3.4       BOARD APPROVAL. THE COMPANY BOARD HAS, AT A MEETING DULY CALLED AND HELD PRIOR TO THE DATE HEREOF, (I) DETERMINED THAT THIS AGREEMENT IS ADVISABLE, AND (II) APPROVED THIS AGREEMENT AND THE MERGER, IN EACH CASE ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1       Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company or corporate power and authority, as applicable, to conduct its business as it is currently being conducted and to own, lease or operate its respective properties and assets. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

4.2       Authorization. Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action or other action on the part of Parent and Merger Sub, and no other limited liability company, corporate or other proceeding on the part of Parent or Merger Sub is necessary to authorize, adopt or approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and is subject to general principles of equity.

ARTICLE V

COVENANTS

5.1       Debt Tender Offer. As soon as practicable after the execution of this Agreement and in any event prior to the Acceptance Time, the Company shall terminate the cash tender offer commenced by the Company on January 9, 2008 for up to $60,000,000 aggregate principal amount of its 7-7/8% Senior Notes due July 15, 2009. At any time prior to the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1 or Section 8.2, without the prior written consent of Parent, the Company shall not commence any tender offer, repurchase, redemption or defeasance of, or take any action that would be reasonably likely to cause the acceleration of the payment of or give any Person the right to accelerate the payment of, any long-term indebtedness of the Company, including, without limitation, the Company’s 7-7/8% Senior Notes due July 15, 2009, 7-5/8% Debentures due October 15, 2017, and the Debentures (as defined below).

5.2       Access. After the Acceptance Time (and subject to the execution of a mutually acceptable confidentiality agreement between Parent, Merger Sub and the Company), the Company shall provide, and shall cause its Subsidiaries and its and their respective Representatives to provide, Parent and Merger Sub and their respective Representatives (i) reasonable access to the officers, employees, accountants, properties, contracts, commitments, books and records of the Company and its Subsidiaries and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws, and (ii) financial, operating and other data and information that Parent or Merger Sub may reasonably request. Parent, Merger Sub and their respective Representatives shall have the right to makes copies and summaries of any agreements or other written materials reviewed in connection with the preceding sentence. Notwithstanding the foregoing, the Company shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any of its Affiliates, would cause a violation of any agreement to which the Company or any of its Affiliates is a party, or would constitute a violation of any applicable Law. The parties will use their reasonable best efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. After the Acceptance Time, the Company shall instruct its independent auditing firm to provide Parent, Merger Sub and their Representatives with access to its work papers and personnel. Each of Parent, Merger Sub and the Company will execute an access agreement in customary form if required by such independent auditing firm to permit such access.

5.3       The Offer. Subject to the terms of the Offer and this Agreement and to the prior satisfaction of each of the conditions of the Offer, Parent shall not terminate the Offer and shall accept for payment, purchase and pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer that Parent becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer. Parent shall, and shall cause its Affiliates to, cause the Offer to expire by 12:00 midnight, New York City Time, on February 12, 2008, (the “Initial Expiration Time”). Parent may not, without the express written consent of the Company, extend the Offer beyond the Initial Expiration Time. Notwithstanding the foregoing, Parent shall have the right (but not the obligation) to provide for a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act and as approved by the Company (which approval shall not be unreasonably withheld), and, if applicable and to the extent permitted under such Rule 14d-11, extend such subsequent offering period. Parent agrees that unless this Agreement is terminated pursuant to Section 8.1 or Section 8.2, Parent shall not (i) amend the Offer to provide for consideration other than cash or (ii) reduce the Offer Price to an amount less than $21.00 per share, unless the reduction in the Offer Price results solely from an adjustment to the Offer Price in connection with any stock split, stock dividend, recapitalization, reclassification, exchange of shares or other like change with respect to the Common Stock occurring or with a record date on or after the date hereof.

5.4       Certain Board Actions. Prior to the Acceptance Time, and as soon as practicable upon receipt of a written notice from an officer of Parent (the “Majority Notice”) certifying that there have been validly tendered pursuant to the Offer and not withdrawn such number of Shares that, when added to the Shares already owned by Parent and its Affiliates, satisfy the Majority Condition, then the Company Board shall (i) take all necessary actions under the Rights Agreement to cause the Rights Agreement to be rendered inapplicable to the Offer, this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) take all necessary actions to cause Article Sixteen of the Company Certificate of Incorporation to be rendered inapplicable to the Offer, this Agreement and the Merger; and (iii) take all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable law are not applicable to the Offer, this Agreement, the Merger and the other transactions contemplated by this Agreement. No later than the third Business Day after receipt by the Company of the notice described in the first sentence of this Section 5.4, the Company shall deliver to Parent copies of board resolutions certified by an officer of the Company and/or such other documents evidencing the taking of the actions contemplated by this Section 5.4 by the Company Board.

5.5       Loan Agreement. The Company covenants and agrees that: (i) as of the Acceptance Time, no amounts will be drawn under the Loan and Security Agreement, dated April 12, 2006, by and among the Company and each of its domestic subsidiaries, as Borrower, certain financial institutions, as Lenders, and Bank of America, N.A., as Agent (the “Loan Agreement”); (ii) all letters of credit having recourse to the Loan Agreement outstanding as of the Acceptance Time were issued in the ordinary course of business; (iii) from the date of this Agreement through the Acceptance Time, the Company will not draw down any amounts under the Loan Agreement; (iv) the Company will make all scheduled payments of Indebtedness (as defined in the Indenture); (v) in the event that any Indebtedness (as defined in the Indenture) accelerates, the Company shall inform Parent, and, upon the request of Parent, make payment of any such Indebtedness; and (vi) deliver to Parent immediately prior to the Acceptance Time a certificate of an executive officer of the Company confirming the satisfaction of the covenants and agreements set forth in this Section 5.5.

5.6       Restriction on New Issuances. From the date hereof and through the Effective Time, other than any issuance pursuant to the exercise by Parent or Merger Sub of the Top-Up Option (as defined below) or any issuance upon exercise of any Company Stock Options outstanding as of the date hereof, or, subject to Section 5.4, in accordance with the Rights Agreement, the Company shall not, without the prior written consent of Parent, (x) issue, sell, pledge, grant or transfer, or authorize the issuance, sale, pledge, grant or transfer, of any shares of its capital stock or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or (y) declare, set aside, make or pay any dividend or other distribution in stock with respect to any of its capital stock.

5.7       DELIVERY OF COMPETING PROPOSAL. AT ANY TIME AFTER THE EXECUTION OF THIS AGREEMENT, IF THE COMPANY RECEIVES ANY COMPETING PROPOSAL, IT SHALL DELIVER A COPY OF SUCH COMPETING PROPOSAL TO PARENT PROMPTLY (IN ANY EVENT WITHIN TWENTY-FOUR (24) HOURS OF THE RECEIPT OF SUCH PROPOSAL) AND NOTIFY PARENT IN WRITING AS TO WHETHER IT INTENDS TO PURSUE SUCH COMPETING PROPOSAL WITHIN TWELVE (12) HOURS OF MAKING ANY SUCH DECISION.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1	Company Board of Directors and Committees.

(a) Composition of Company Board and Board Committees. Effective upon the receipt (as evidenced by delivery to the Company of either (i) a copy of the applicable wire transfer instruction(s) and the applicable federal reference number for such wire transfer(s) or (ii) a receipt from the Depositary (as defined in the Offer Documents)) by the Depositary of immediately available funds sufficient for payment of the Shares tendered in the Offer (the “Payment Time”) and from time to time thereafter, Parent shall be entitled to designate directors to serve on the Company Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (x) the number of directors on the Company Board and (y) a fraction, the numerator of which is the number of Shares held by Parent, Merger Sub and their Affiliates (other than the Company and its Subsidiaries) (giving effect to the Shares purchased pursuant to the Offer), and the denominator of which is the total number of then outstanding Shares. The Company shall cause the individuals so designated by Parent to be elected or appointed to the Company Board at the Payment Time by seeking and accepting or otherwise securing the resignations of such number of then incumbent directors as is necessary to enable the individuals so designated by Parent to be elected or appointed to the Company Board at the Payment Time. From time to time after the Payment Time, the Company shall take all actions necessary to cause the individuals so designated by Parent to constitute substantially the same percentage (rounding up where appropriate) as is on the Company Board on each committee of the Company Board to the fullest extent permitted by applicable Laws and the rules of the NYSE. For the avoidance of doubt, from and after the Payment Time, the directors designated by Parent shall at all times constitute at least a majority of the Company Board and each committee thereof. Solely for purposes of this Section 6.1, any and all members of the Company Board immediately prior to such designations by Parent who remain on the Company Board after such designations by Parent shall be referred to as “Continuing Directors”.

(b) Continued Listing. Until the Effective Time, the Company Board shall have at least such number of directors as may be required by the rules of the NYSE (after giving effect to the “controlled company” exemption) or the federal securities laws who are considered independent directors within the meaning of such rules and laws (“Independent Directors”); provided, however, that if the number of Independent Directors shall be reduced below the number of directors as may be required by such rules or securities laws for any reason whatsoever, the remaining Independent Director(s) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no other Independent Director then remains, the other directors shall designate such number of directors as may be required by the rules of the NYSE and the federal securities laws, to fill such vacancies who shall not be stockholders or Affiliates of the Company, Parent or Merger Sub, and such Persons shall be deemed to be Independent Directors for purposes of this Agreement.

(c) Section 14(f) of the Exchange Act. The Company shall promptly take all actions required pursuant to this Section 6.1 and Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.1, and shall include in the Schedule 14D-9 such information with respect to the Company and its directors and officers as is required under such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.1. Parent shall provide to the Company in writing, and be solely responsible for any information with respect to itself and its nominees, directors, officers and Affiliates, required by such Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The provisions of this Section 6.1 are in addition to, and shall not limit, any right that Merger Sub, Parent or any Affiliate of Merger Sub or Parent may have (with respect to the election of directors or otherwise) under applicable Laws as a holder or beneficial owner of shares of Common Stock. Without limiting the foregoing, the Company shall use its reasonable best efforts to get the Securities and Exchange Commission to authorize a shorter disclosure period than the ten (10) days specified by Rule 14f-1 applicable to changes in a majority of directors, and shall cooperate in good faith with Parent to give effect to the terms and intent of this Section 6.1.

(d) Required Approvals of Continuing Directors. Notwithstanding anything to the contrary set forth in this Agreement, for as long as there shall be any Continuing Directors, the approval of a majority of such Continuing Directors (or the sole Continuing Director if there shall be only one (1) Continuing Director) shall be required in order to (i) amend or terminate this Agreement, or agree or consent to any amendment or termination of this Agreement, (ii) exercise, waive or rescind any of the Company’s rights, benefits or remedies hereunder or extend the time for performance of Parent or any of Parent’s Affiliates’ obligations under this Agreement, or (iii) take any other action by the Board under or in connection with this Agreement.

6.2       Repurchase of Debentures. On a date specified by Parent that is prior to the thirtieth (30th) day after the Acceptance Time, the Company shall mail or cause to be mailed to all holders of the 3.50% Convertible Senior Debentures due June 15, 2034 (the “Debentures”) a Fundamental Change Repurchase Notice in accordance with Section 3.05 of the 2004 Indenture. The Fundamental Change Repurchase Notice shall state, among other things, that the Fundamental Change Repurchase Date shall be the thirtieth (30th) day after the date of the

Fundamental Change Repurchase Notice. The Company shall use commercially reasonable efforts to arrange for the payment of the aggregate Repurchase Price on the Fundamental Change Repurchase Date using appropriate funds available to the Company. The Company shall (a) give Parent reasonable opportunity to review and comment on the Fundamental Change Repurchase Notice and such other written communication with holders of the Debentures prior to the transmission of such notice or other communications, and (b) keep Parent reasonably informed of the status of the repurchase, including the number of holders who have elected to exercise the repurchase option and the aggregate Repurchase Price for the Debentures subject to the repurchase. Capitalized terms used in this Section 6.2 but not otherwise defined in this Section 6.2 shall have the meanings assigned to them in the 2004 Indenture.

6.3	Top-Up Option; Restriction on Share Issuance.

(a) The Company hereby grants to Parent and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase from the Company the number of newly-issued Shares equal to the lowest number of Shares, that, when added to the number of Shares owned by Parent and Merger Sub and their respective Affiliates at the time of such exercise, as reasonably determined by Parent, shall constitute one Share more than the number of Shares necessary for Merger Sub to be merged into the Company pursuant to Section 253 of the DGCL at a price per share equal to the Offer Price (the “Short Form Merger”).

(b) The Top-Up Option shall only be exercisable once in whole and not in part within ten (10) Business Days after the later of the Payment Time or, if applicable, the expiration of any subsequent offering period made in accordance with Section 5.3 of this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Top-Up Option shall not be exercisable and shall terminate on the later of the Payment Time or, if applicable, the expiration of any such subsequent offering period if (i) the number of Top-Up Option Shares would exceed the number of authorized but unissued Shares, or (ii) after issuance of Shares pursuant to the Top-Up Option, it will be insufficient to allow Merger Sub to effect the Short Form Merger; and provided, further, that the Top-Up Option shall terminate concurrently with the termination of this Agreement in accordance with its terms. The aggregate purchase price payable for the Shares being purchased by Parent or Merger Sub pursuant to the Top-Up Option shall be determined by multiplying the number of such Shares by the Offer Price. Such purchase price may be paid by Parent or Merger Sub, at its election, either entirely in cash or by paying in cash an amount equal to no less than the aggregate par value of such Shares and by executing and delivering to the Company a promissory note having a principal amount equal to the balance of such purchase price. Any such promissory note shall bear interest at the rate of 3% per annum, shall mature on the first anniversary of the date of execution and delivery of such promissory note and may be prepaid without premium or penalty.

(c) In the event Parent or Merger Sub wishes to exercise the Top-Up Option, Parent or Merger Sub shall deliver to the Company a notice setting forth (i) the number of Shares that Parent or Merger Sub intends to purchase pursuant to the Top-Up Option, (ii) the manner in which Parent or Merger Sub intends to pay the applicable exercise price and (iii) the place and time at which the closing of the purchase of such Shares by Parent or Merger Sub is to take place. At the closing of the purchase of such Shares, Parent or Merger Sub shall cause to be delivered to the Company the consideration required to be delivered in exchange for such Shares, and the Company shall cause to be issued to Parent or Merger Sub (as the case may be) a certificate representing such Shares. The obligation of the Company to issue such shares will be subject to compliance with all applicable regulatory requirements.

(d) Parent and Merger Sub acknowledge that the Shares which Parent or Merger Sub may acquire upon exercise of the Top-Up Option will not be registered under the securities Laws and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. Parent and Merger Sub represent and warrant to the Company that Parent and Merger Sub are or will be upon the purchase of the Top-Up Option Shares, an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act of 1933. Parent and Merger Sub agree that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Parent and Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act of 1933).

6.4	Company Stockholders’ Meeting; Short Form Merger.

(a) If approval of the Company Stockholders is required under Delaware Law in order to consummate the Merger other than pursuant to Section 253 of the DGCL, the Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholders’ Meeting”) as promptly as practicable following the later of the Acceptance Time or the expiration of any subsequent offering period provided in accordance with Rule 14d-11 promulgated under the Exchange Act, for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law. Nothing herein shall prevent the Company from postponing or adjourning the Company Stockholders’ Meeting if there are insufficient shares of Common Stock represented at the Company Stockholders’ Meeting necessary to conduct business at the Company Stockholders’ Meeting. Subject to the fiduciary duties of the Company Board, the Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Laws.

(b) Each of Parent and Merger Sub and their Affiliates shall vote all Shares acquired in the Offer (or otherwise beneficially owned by it or any of its respective Subsidiaries as of the applicable record date) in favor of the adoption of this Agreement and the consummation of the Merger in accordance with Delaware Law at the Company Stockholders’ Meeting or otherwise. Parent shall vote all of the shares of capital stock of Merger Sub beneficially owned by it in favor of the adoption of this Agreement and the consummation of the Merger in accordance with Delaware Law.

(c) Notwithstanding the provisions of this Section 6.4, in the event that Parent and its Affiliates shall become the beneficial owner at least ninety percent (90%) of the issued and outstanding Shares as a result of the Offer or otherwise, each of Parent, Merger Sub and the Company shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the Company Stockholders, in accordance with Section 253 of the DGCL.

6.5       Proxy Statement. If approval of the Company Stockholders is required by Delaware Law in order to consummate the Merger other than pursuant to Section 253 of the DGCL, as soon as practicable following the later of the Acceptance Time or the expiration of any subsequent offering period provided in accordance with Rule 14d-11 promulgated under the Exchange Act and permitted hereby, the Company shall prepare and file with the SEC a proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the Proxy Statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholders’ Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Subject to all applicable Laws, the Company shall use commercially reasonable efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable after the SEC clears the Proxy Statement. The Company shall cause the Proxy Statement, when filed with the SEC, to comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to the Company Stockholders and at the time of the Company Stockholders’ Meeting, the Company will cause the Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made or covenant is agreed to by the Company with respect to information supplied by Parent or Merger Sub or any of their respective officers, directors, representatives, agents or employees in writing specifically for inclusion or incorporation by reference in the Proxy Statement. No filing of, or amendment or supplement to, or correspondence with the SEC or its staff with respect to the Proxy Statement shall be made by the Company without providing Parent a reasonable opportunity to review and comment thereon. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC or its staff for an amendment or revisions to the Proxy Statement, or comments thereon and responses thereto, or requests by the SEC or its staff for additional information in connection therewith. If at any time prior to the Company Stockholders’ Meeting, any information relating to the Company or Parent, or any of their respective directors, officers or Affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party or parties hereto, as the case may be, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the NYSE.

6.6	Indemnification and Insurance.

(a) Parent shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company to exculpate, indemnify, hold harmless or advance expenses under the Company Certificate of Incorporation, the Company Bylaws and any and all other indemnification agreements in effect as of the date of this Agreement between the Company and any of its directors and officers as of the date of this Agreement (the “Indemnified Parties”) for a period of six (6) years following the Effective Time arising out of facts or circumstances occurring or existing on or prior to the Effective Time.

(b) For a period of six (6) years following the Effective Time, Parent shall cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable as the indemnification, advancement of expenses and exculpation provisions contained in the Company Certificate of Incorporation and Company Bylaws (or other similar organizational documents) immediately prior to the Acceptance Time, and during such six (6) year period, (x) Parent shall cause the Surviving Corporation to honor and fulfill in all respects all obligations pursuant to such provisions, and (y) such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, except as required by Laws.

(c) For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the Company’s directors’ and officers’ liability insurance in effect as of the date of this Agreement (“D&O Insurance”) in respect of acts or omissions occurring (or allegedly occurring) at or prior to the Effective Time, on terms and conditions no less favorable to the Indemnified Parties than those of the D&O Insurance in effect on the date of this Agreement; provided, however, that in satisfying its obligations under this Section 6.6(c), (i) the Surviving Corporation may substitute for the D&O Insurance a policy or policies of comparable coverage with one or more comparable insurance carriers which has an A.M. Best rating of A+ or higher, and (ii) Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred percent (300%) amount, the “Maximum Annual Premium”); provided, further, that if the annual premiums of such insurance coverage exceed the Maximum Annual Premium, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a “tail” prepaid policy on the D&O Insurance for a period of six (6) years from the Effective Time on terms and conditions no less favorable to the Indemnified Parties than the D&O Insurance and from an insurance carrier that has an A.M. Best rating of A+ or higher. In the event that the Company shall purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.6(c), for so long as such “tail” policy shall be maintained in full force and effect.

(d) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.6.

(e) Each of the Indemnified Parties is intended to be a third party beneficiary of this Section 6.6, with full rights of enforcement as if a party thereto. The rights of the Indemnified Parties under this Section 6.6 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company, or applicable Laws (whether at law or in equity). Parent shall pay (as incurred) all expenses, including reasonable legal fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 6.6; provided, however, that an Indemnified Party shall be required to repay any amounts advanced under this sentence if a court of competent jurisdiction determines in a final non-appealable order that such Indemnified Party is not entitled to the indemnity provided for in this Section 6.6 for the matter at issue.

6.7       Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth in this Agreement.

6.8       RESIGNATION OF DIRECTORS. THE COMPANY SHALL USE REASONABLE BEST EFFORTS TO OBTAIN AND DELIVER TO PARENT AT THE CLOSING (EFFECTIVE AS OF THE EFFECTIVE TIME) THE RESIGNATION OF EACH DIRECTOR OF THE COMPANY (OTHER THAN THOSE DESIGNEES OF PARENT ELECTED TO THE COMPANY BOARD PURSUANT TO SECTION 6.1 HEREOF).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1       Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Laws) prior to the Effective Time, of each of the following conditions:

(a) Requisite Stockholder Approval. If adoption of this Agreement by the Company Stockholders is required by Delaware Law, the Requisite Stockholder Approval shall have been obtained.

(b) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Law that is in effect and has the effect of making the Merger illegal in any jurisdiction in which Parent or the Company have material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, or (ii) issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Merger illegal in any jurisdiction in which Parent or the Company have material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party if such party has not used its reasonable best effort to oppose any such Order or to have such Order vacated or made inapplicable to the Merger.

(c) Offer. The Majority Condition shall have been satisfied, and Parent shall have purchased all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer

7.2       CONDITIONS TO THE OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. THE OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER IS FURTHER SUBJECT TO THE COMPANY BOARD COMPLYING WITH ITS OBLIGATIONS UNDER SECTION 5.4 IN ALL RESPECTS AND ALL ACTIONS TAKEN BY THE COMPANY BOARD PURSUANT TO SECTION 5.4 SHALL REMAIN IN FULL FORCE AND EFFECT.

ARTICLE VIII

TERMINATION

8.1       Termination Prior to Acceptance Time. This Agreement may be terminated at any time prior to the Acceptance Time:

(a) by either Parent or the Company, if the Offer shall have expired or been terminated in accordance with the terms thereof without Parent having accepted for payment such number of Shares that, when added to the Shares already owned by Parent and its Affiliates, constitute a majority of the Shares outstanding, determined on a Fully Diluted Basis; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(a) shall not be available to any party hereto whose breach of any covenant or obligation under this Agreement resulted in (i) the failure of any of the conditions to the Offer set forth in the Offer Documents hereto to be satisfied or (ii) the expiration or termination of the Offer without Parent having accepted for payment such number of Shares that, when added to the Shares already owned by Parent and its Affiliates, constitute a majority of the Shares outstanding, determined on a Fully Diluted Basis;

(b) by Parent in the event the Company shall not have performed any of its obligations under Sections 5.1 and 5.4 immediately prior to the Acceptance Time;

(c) by the Company in the event Parent shall have breached or failed to perform in any material respect any of its agreements set forth in Section 5.3; or

(d) by either Parent or the Company, if prior to the Acceptance Time, the Company Board shall have determined in good faith to pursue a Competing Proposal.

8.2       Termination Before or After Acceptance Time and Prior to Effective Time. This Agreement may be terminated at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.2 shall give prompt written notice of such termination to the other party or parties hereto):

(a)	by mutual written agreement of Parent and the Company; or

(b) by either Parent or the Company, notwithstanding the prior adoption of this Agreement by the Company Stockholders in accordance with Delaware Law, if any Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Offer or the Merger any Law that is in effect and has the effect of making the consummation of the Offer or the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Offer and the Merger, or

(ii) issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Offer or the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Offer or the Merger, and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party hereto whose breach of any covenant or obligation under this Agreement has resulted in the imposition of such order, decree or ruling.

8.3       Notice of Termination; Effect of Termination. Any proper termination of this Agreement pursuant to Section 8.1 or Section 8.2 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1 or Section 8.2 hereof, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except that this Article VIII and Article IX shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party or parties hereto, as applicable, from liability for any breach of this Agreement prior to the termination of this Agreement.

8.4       FEES AND EXPENSES. ALL FEES AND EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE MERGER) SHALL BE PAID BY THE PARTY OR PARTIES, AS APPLICABLE, INCURRING SUCH EXPENSES WHETHER OR NOT THE OFFER AND/OR THE MERGER ARE CONSUMMATED.

ARTICLE IX

GENERAL PROVISIONS

9.1       Effectiveness. This Agreement shall become effective on the date hereof, except that Article II, Article VI and Article VII shall not become effective until Parent shall have delivered the Majority Notice to the Company.

9.2       No Survival of Representations and Warranties. None of the representations and warranties of the Company, Parent or Merger Sub contained in this Agreement shall survive the Effective Time.

9.3       Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing except as expressly provided herein and shall be deemed duly given (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight delivery service (charges prepaid); or (iii) upon receipt of confirmation of receipt if sent by facsimile transmission; and addressed to the intended recipient as set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

(a)	if to the Company, to:

Kellwood Company

600 Kellwood Parkway

Chesterfield, Missouri 63017

(314) 576-3312 (telephone)

(314) 576-3388 (facsimile)

Attention:	Thomas H. Pollihan

with a copy (which shall not constitute notice to the Company) to:

McDermott, Will & Emery LLP

340 Madison Avenue

New York, New York 10173

(212) 547-5415 (telephone)

(212) 547-5444 (facsimile)

Attention:	Robert A. Schreck, Jr., Esq.
Howard E. Steinberg, Esq.

with a copy (which shall not constitute notice to the Company) to:

Sonnenschein Nath & Rosenthal LLP

7800 Sears Tower

233 South Wacker Drive

Chicago, Illinois 60606

(312) 876-8000 (telephone)

(312) 876-7934 (facsimile)

Attention:	Michael M. Froy, Esq.

(b)	if to Parent or Merger Sub, to:

Cardinal Integrated, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, Florida 33486
Attention:	Jason H. Neimark
Jason G. Bernzweig
Christopher H. Thomas
C. Deryl Couch
Facsimile:	(561) 394-0550

with copies (which shall not constitute notice to Parent or Merger Sub) to:

Kirkland & Ellis LLP

Citicorp Center

153 East 53rd Street

New York, New York 10022

Attention:	Thomas W. Christopher, Esq.
Jeffrey D. Symons, Esq.
Facsimile:	(212) 446-6460

9.4       Amendment. Subject to applicable Laws and subject to the other provisions of this Agreement (including Section 6.1(d) hereof), this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders without such approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto except as expressly provided herein.

9.5       Extension; Waiver. Subject to Section 6.1(d), at any time and from time to time prior to the Effective Time, any party hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, as applicable (provided that, for the avoidance of doubt, the consent of the Company shall be required for any such extension relating to the performance of any obligation or other act by Parent or Merger Sub), (b) waive any inaccuracies in the representations and warranties made to such party hereto contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party hereto contained herein. No such extension or waiver by any party hereto shall be valid unless the same shall be in writing and signed by the party providing such extension or waiver, nor shall such extension or waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless this Agreement is amended or modified in writing pursuant to the first sentence of Section 9.4.

9.6       Assignment. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto; provided that Parent and Merger Sub may assign their rights and obligations hereunder without the prior written approval of the Company to any direct or indirect Subsidiary of Parent, and in the event that Parent and Merger Sub exercise their assignment rights, Parent and Merger Sub shall unconditionally guarantee the full performance of all obligations of the assignee hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.7       Entire Agreement. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof regardless of any course of dealing or negotiation and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.8       Severability. No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Laws. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree that any such illegal, void, invalid or unenforceable provisions shall be limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and that the parties shall replace such provisions of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provision.

9.9       Third Party Beneficiaries. Except as set forth in or contemplated by the provisions of Section 6.6(e) hereof, this Agreement shall not confer any rights or remedies hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

9.10     Specific Performance. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that a party hereto may have under Law or in equity, any party hereto shall be entitled to seek injunctive relief to prevent any breach of this Agreement and to enforce specifically the terms and provisions hereof.

9.11     Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or in equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary, except as expressly provided hereunder, the Company shall not have any liability or obligation to Parent, Merger Sub or any of their respective Subsidiaries arising under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or otherwise relating to environmental, health or safety matters.

9.12     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

9.13     Consent to Jurisdiction; Service of Process. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the Court of Chancery or the federal court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that all claims in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby may and shall be heard and determined in any such court, agrees that process may be served upon it in any manner authorized by Delaware Law for such persons, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any Legal Proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer or the Merger) in any jurisdiction or courts other than the Court of Chancery or the federal court located within New Castle County, State of Delaware.

9.14     Waiver Of Jury Trial. EACH OF PARENT, PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.15     Mutual Drafting. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

9.16     Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

{Remainder of Page Intentionally Left Blank}

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

CARDINAL INTEGRATED, LLC

By:	_________________________________
Name:	Jason Bernzweig
Title:	Vice President

CARDINAL GROUP INTEGRATED, INC.

By:	_________________________________
Name:	Jason Bernzweig
Title:	President

KELLWOOD COMPANY

By:	_________________________________
Name:
Title:

EXHIBIT A

Certificate of Incorporation of Surviving Corporation

RESTATED CERTIFICATE OF INCORPORATION

OF

KELLWOOD COMPANY

ARTICLE ONE

The name of the Corporation is Kellwood Company.

ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is 1,000 shares of Common Stock, par value $0.001 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after approval of this Article by the stockholders to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as amended.

Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TWELVE

To the maximum extent permitted from time to time under the law of the State of

Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TWELVE shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

* * * *

EXHIBIT B

Bylaws of Surviving Corporation

BY-LAWS

OF

KELLWOOD COMPANY

A Delaware Corporation

(Adopted as of February __,, 2008)

ARTICLE I.

OFFICES

Section 1.        Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.        Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.        Annual Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time, place, and/or the means of remote communication, if any, of the annual meeting shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time, place, and/or the means of remote communication, if any, of such meeting. No annual meeting of the stockholders need be held if not required by the corporation’s certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2.        Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president.

Section 3.        Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.        Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting, and (2) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (x) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (y) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.        Stockholders List. The officer who has charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (2) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2

Section 6.        Quorum. The holders of a majority of the votes represented by the issued and outstanding shares of capital stock entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7.        Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.        Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.        Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.      Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.      Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

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and is delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12.      Action by Telegram, Cablegram or Other Electronic Transmission Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.

ARTICLE III.

DIRECTORS

Section 1.        General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

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Section 2.        Number, Election and Term of Office. The Board of Directors of the corporation shall consist of that number of directors as determined from time to time by the Board of Directors, but shall in no event exceed ten (10). Thereafter, the number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. The provisions in this Article III shall be subject to the terms and conditions of any stockholders’ agreement then in effect by and among the corporation and any of its stockholders (the “Stockholders Agreements”) and the certificate of incorporation.

Section 3.        Removal and Resignation. Subject to the provision of the Stockholders Agreements, any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation or the Stockholders Agreements, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice given to the corporation.

Section 4.        Vacancies. Subject to the provisions of the Stockholders Agreements, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors, even if less than a quorum, and in accordance with the Stockholders Agreements. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Notwithstanding the foregoing, any such vacancy shall automatically reduce the authorized number of directors pro tanto, until such time as the holders of outstanding shares of capital stock who are entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the authorized number of directors shall be automatically increased pro tanto. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.        Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these bylaws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6.        Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office.

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Section 7.        Quorum, Required Vote and Adjournment. Directors then in office holding a majority of the votes (or such greater number required by applicable law) of all directors then in office shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8.        Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.        Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10.      Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.      Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.      Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the

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board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

OFFICERS

Section 1.        Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one (1) or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2.        Election and Term of Office. The president shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.        Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.        Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5.        Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.        The President. The president shall be the chief executive officer of the corporation, and subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

Section 7.        Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or

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disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

Section 8.        The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by-law, and shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 9.        The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

Section 10.      Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11.      Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

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ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.        Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2.        Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

Section 3.        Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter

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acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.        Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Section 5.        Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.        Indemnity Agreements. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, providing in substance that the Corporation shall indemnify such persons to the fullest extent permitted by Delaware law.

Section 7.        Effect of Amendment. Any amendment, repeal or modification of any provision of this Article by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VI.

CERTIFICATES OF STOCK

Section 1.        Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president, the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate

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person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.        Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.        Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 4.        Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of

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directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.        Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.        Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 7.        Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.        Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.        Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents

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of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.        Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.        Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.        Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.        Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.        Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.        Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.        Section Heading. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

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Section 10.      Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII.

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

ARTICLE IX.

CERTAIN BUSINESS COMBINATIONS

The corporation, by the affirmative vote (in addition to any other vote required by law or the certificate of incorporation) of its stockholders holding a majority of the shares entitled to vote, expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

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